                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                           WESTFIELD PARTNERS, L.L.C.

1. DEFINITIONS..................................................................1
        1.1.     "Act"..........................................................1
        1.2.     "Affiliate"....................................................1
        1.3.     "Agreement"....................................................1
        1.4.     "Capital Account"..............................................1
        1.5.     "Capital Contribution".........................................1
        1.6.     "Code".........................................................1
        1.7.     "Company Property".............................................1
        1.8.     "Former Member"................................................1
        1.9.     "Fund".........................................................2
        1.10.    "Investment Income (Loss)".....................................2
        1.11.    "Manager"......................................................2
        1.12.    "Member".......................................................2
        1.13.    "Operating Income (Loss)"......................................2
        1.14.    "Person".......................................................2
        1.15.    "Profit Sharing Income"........................................2
        1.16.    "Term".........................................................2
        1.17.    "Termination"..................................................2

2. ORGANIZATION.................................................................2
        2.1.     PURPOSE........................................................2
        2.2.     COMPANY NAME...................................................3
        2.3.     OPERATING NAME.................................................3
        2.4.     PRINCIPAL PLACE OF BUSINESS....................................3
        2.5.     TERM...........................................................3

3. CAPITAL ACCOUNTS.............................................................3
        3.1.     CAPITAL ACCOUNTS...............................................3

4. CAPITAL CONTRIBUTIONS AND STATUS OF MEMBERS..................................3
        4.1.     CAPITAL CONTRIBUTIONS..........................................3
        4.2.     STATUS OF MEMBERS..............................................4

             4.2.1.    LIMITED LIABILITY........................................4
             4.2.2.    ROLE OF MEMBER...........................................4
             4.2.3.    DEATH OF MEMBER..........................................4

5. CHARGES AND EXPENSES OF COMPANY..............................................4
        5.1.     EXPENSES RELATING TO THIS AGREEMENT............................4
        5.2.     EXPENSES OF OPERATION..........................................4


6. ACCOUNTING FOR PROFITS AND LOSSES.............................................4
        6.1.     BOOKS AND RECORDS...............................................4
        6.2.     PROFIT SHARING INCOME...........................................4
        6.3.     INVESTMENT INCOME OR LOSS.......................................5
        6.4.     OPERATING INCOME OR LOSS........................................5
        6.5.     DISTRIBUTIONS TO NON-MEMBERS....................................5
        6.6.     NO RIGHT TO COMPANY'S PROFIT SHARING............................5
        6.7.     TAX ALLOCATIONS.................................................5
        6.8.     TAX MATTERS PARTNER.............................................6

7. DISTRIBUTIONS FROM CAPITAL ACCOUNTS...........................................6
        7.1.     MANDATORY DISTRIBUTIONS.........................................6
        7.2.     DISCRETIONARY REDEMPTIONS.......................................6

8. RIGHTS, POWERS AND OBLIGATIONS OF THE MANAGER.................................6
        8.1.     INDEPENDENT ACTIVITIES..........................................6
        8.2.     DUTIES..........................................................6
        8.3.     LIABILITY OF THE MANAGER........................................7
        8.4.     REMOVAL OR WITHDRAWAL OF THE MANAGER............................7

9. ADDITIONAL MEMBERS; REMOVAL OR WITHDRAWAL OF MEMBERS; TRANSFERS...............7
        9.1.     ADMISSION OF ADDITIONAL MEMBERS.................................7
        9.2.     REMOVAL OF MEMBERS..............................................7
        9.3.     WITHDRAWAL......................................................7
        9.4.     PAYMENTS TO FORMER MEMBERS......................................7
        9.5.     TRANSFER OF MEMBERSHIP INTEREST.................................8

10. DISSOLUTION AND WINDING UP OF THE COMPANY....................................8
       10.1.    DISSOLUTION OF THE COMPANY.......................................8
       10.2.    ADMISSION OF A SUBSTITUTE MANAGER................................8
       10.3.    RIGHT TO CONTINUE................................................9
       10.4.    WINDING UP OF THE COMPANY........................................9

11. POWER OF ATTORNEY............................................................9
       11.1.    POWER OF ATTORNEY FOR THE MANAGER................................9
       11.2.    IRREVOCABILITY; EXERCISE; SURVIVAL..............................10

12. INDEMNIFICATION OF THE MANAGER..............................................10
       12.1.    EXCLUSION OF LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS......10
       12.2.    LIMITATION ON LIABILITY OF MANAGER; INDEMNIFICATION..,,,,,......10



13. MISCELLANEOUS...............................................................11
       13.1.    AMENDMENTS......................................................11
       13.2.    INTERESTED TRANSACTIONS.........................................11
       13.3.    VALUATION.......................................................12
       13.4.    ARBITRATION.....................................................12
       13.5.    SECTION CAPTIONS................................................12
       13.6.    SEVERABILITY....................................................12
       13.7.    MASSACHUSETTS LAW...............................................12
       13.8.    WAIVER OF ACTION FOR DISSOLUTION OR PARTITION...................12
       13.9.    COUNTERPART EXECUTION...........................................13
       13.10.   PARTIES IN INTEREST.............................................13
       13.11.   TIME............................................................13
       13.12.   GENDER..........................................................13
       13.13.   AGENT FOR SERVICE OF PROCESS....................................13
       13.14.   INTEGRATED AGREEMENT............................................13

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                           WESTFIELD PARTNERS, L.L.C.

         THIS LIMITED LIABILITY COMPANY AGREEMENT dated as of July __, 1999 is executed by and among WESTFIELD CAPITAL MANAGEMENT COMPANY, INC., a Massachusetts corporation, as the Manager, and the Members set forth on Schedule I as the initial Members. The Manager may, in its sole discretion, make changes in the Company's books and records to reflect the admission, substitution, or withdrawal of any Member.

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                  1.1. "Act" means the Massachusetts Limited Liability Company Act, as such Act may be amended from time to time.

                  1.2. "Affiliate" means any Person (a) directly or indirectly owning, controlling or holding with power to vote any of the outstanding voting securities of another Person; (b) any of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by another Person; (c) directly or indirectly controlling, controlled or under common control with another Person or Persons; or (d) who is an officer, director, partner, member, spouse, parent or child of another Person.

                  1.3. "Agreement" means this Limited Liability Company Agreement, as amended from time to time.

                  1.4. "Book Capital Account" shall have the meaning assigned to it in the agreement of limited partnership, limited liability company agreement or similar governing agreement, as applicable, for each Fund

                  1.5. "Capital Account" means the account described in
         Section 3.1.

                  1.6. "Capital Contribution" means the amount contributed from time to time to the capital of the Company by the Manager or a Member.

                  1.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  1.8. "Company" means the limited liability company formed by this agreement.

                  1.9. "Company Property" means any interest in real or personal property, tangible or intangible, acquired by the Company.

                  1.10. "Former Member" shall have the meaning set forth in
         Section 9.4.

                  1.11. "Fund" means any limited partnership, limited liability company, business trust or other investment vehicle, whether now existing or hereinafter formed, in which the Company has a profit sharing interest.

                  1.12. "Investment Income (Loss)" shall mean, with respect to any period, all net income or loss (including unrealized income or loss) attributable to the Company's investments in any Fund that is exempt from the registration requirements of the Investment Company Act of 1940, as amended, in reliance on Sections 3(c)(1) or 3(c)(7) under such Act, other than Profit Sharing Income and income attributable to such the Company's Profit and Loss Accounts.

                  1.13. "Manager" means Westfield Capital Management Company, Inc., and any substitute, successor or additional Manager approved as provided by this Agreement; the business address of the aforenamed Manager is One Financial Center, Boston, Massachusetts 02111.

                  1.14. "Member" means each Person listed from time to time as a Member in the Company's books and records.

                  1.15. "Operating Income (Loss)" shall mean, with respect to any period, all net income or loss (including unrealized income or loss) other than Profit Sharing Income, Investment Income or Loss, and income allocated to a Profit and Loss Account.

                  1.16. "Person" means any individual, estate, trust, partnership, corporation, limited liability company, association or other legal entity.

                  1.17. "Profit and Loss Account" shall have the meaning assigned to it in the agreement of limited partnership, limited liability company agreement or similar governing agreement, as applicable, for each Fund.

                  1.18. "Profit Sharing Income" shall mean, with respect to any period, the net increase, if any, in the Company's "Performance Account" in each of the

          Funds (as such term is defined in the agreement of limited partnership, limited liability company agreement or similar governing agreement, as applicable, for each Fund) which is reallocated to the Book Capital Account of the Company, or any similar amount which is reallocated to the Book Capital Account of the Company from a similar profit sharing account the Company may have in the future in any Fund.

                  1.19. "Term" shall have the meaning set forth in Section 2.5.

                  1.20.  "Termination" shall have the meaning set forth in
         Section 9.4.

2. ORGANIZATION.

                  2.1. PURPOSE. The purpose for which the Company is formed is to serve as a general partner, manager or in similar capacities of such Funds as the Manager in its discretion may determine. The Company shall also have as additional purposes all lawful activities related to or incidental to such purpose, and such other lawful purposes as the Manager may from time to time determine.

                  2.2. COMPANY NAME. The name of the Company shall be Westfield Partners, L.L.C.

                  2.3. OPERATING NAME. The activities of the Company may be conducted under any name chosen by the Manager and the Manager may, in its sole discretion, from time to time change the name of the Company.

                  2.4. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at One Financial Center, Boston, Massachusetts 02111, or at such other place as the Manager may from time to time determine.

                  2.5. TERM. The term ("Term") of the Company commenced upon the filing in the office of the Secretary of The Commonwealth of Massachusetts of the Certificate of Organization of the Company, and shall thereafter be perpetual, unless terminated sooner pursuant to this Agreement.

3. CAPITAL ACCOUNTS.

                  3.1. CAPITAL ACCOUNTS. The interest of the Manager and each Member in the Company shall be expressed in terms of a Capital Account. The Capital Account of the Manager and each Member shall be increased by Capital Contributions and Profit Sharing Income, if any, allocated to the Manager or such Member pursuant to Section 6.2, Investment Income, if any, allocated to the Manager or such Member pursuant to Section 6.3, and Operating Income, if any, allocated to the Manager or such Member pursuant to Section 6.4; and shall be decreased by Investment Loss, if any, allocated to the Manager or such Member pursuant to Section 6.3, Operating Loss, if any, allocated to the Manager or such Member pursuant to Section 6.4, distributions to such Member pursuant to Sections 7.1 and 7.2, and redemptions of such Member's interest in the Company pursuant to Section 9.4.

                  3.2. PROFIT AND LOSS ACCOUNT DEFICITS. If, upon liquidation of any Fund, the Company's Profit and Loss Account has a negative balance, the Manager shall be obligated to make additional capital contributions to the Company in cash equal to such negative balance.

4. CAPITAL CONTRIBUTIONS AND STATUS OF MEMBERS.

                  4.1. CAPITAL CONTRIBUTIONS. As of the date hereof, the Manager and the Members have made the initial Capital Contributions (the "Initial Capital Contribution") with respect to each Fund as set forth on Schedule I hereto, as such schedule may be amended from time to time. No Member shall be required to make any additional contributions to the capital of the Company.

                  4.2. STATUS OF MEMBERS.

                           4.2.1. LIMITED LIABILITY. Except as provided in the
                  Act, a Member as such shall not be liable for the debts and obligations of the Company. The creditors of the Company shall have no recourse against any Member.

                           4.2.2. ROLE OF MEMBER. A Member as such shall not
                  take part in or interfere in any manner with the conduct or control of the activities of the Company and shall have no right or authority to act for or bind the Company.

                           4.2.3. DEATH OF MEMBER. Subject to Section 9.4
                  hereof, on the death of a Member, for the purpose of settling his estate, his executor or administrator shall have all the rights of a Member and such rights to assign or have redeemed his interest as the Member had before his death.

5. CHARGES AND EXPENSES OF COMPANY.

                  5.1. EXPENSES RELATING TO THIS AGREEMENT. The Company shall reimburse the Manager for expenses borne, incurred or advanced by the Manager on behalf of the Company on account of the preparation of this Agreement, including attorneys' fees, accountants' fees, and other expenses incident thereto. Such expenses which are not paid by the Manager shall be paid as a debt of the Company.

                  5.2. EXPENSES OF OPERATION. The Company shall pay, or shall reimburse the Manager for, such expenses incurred or advanced in the operation or management of the Company as the Manager shall deem to be reasonable and necessary.

6. ACCOUNTING FOR PROFITS AND LOSSES.

                  6.1. BOOKS AND RECORDS. Appropriate records and books of account shall be kept according to generally accepted accounting principles or such other basis of accounting as may be selected by the Manager, at the principal place of business of the Company, and each Member shall have access to all records and books of account and the right to receive copies thereof. The Company shall use a fiscal year ending on December 31 in reporting its income and expenses.

                  6.2. PROFIT SHARING INCOME.

                           6.2.1. As of the last business day of each fiscal
                  year for such fiscal year, the Manager shall allocate among the Capital Accounts of the Members other than the Manager, in the Manager's sole discretion, 65 percent of the Profit Sharing Income attributable to each Fund (or such lesser amount pursuant to Section 6.5). The amount of such allocation, if any, to the Capital Account of any particular Member is to be determined in the sole discretion of the Manager.

                           6.2.2. As of the last business day of each fiscal
                  year for such fiscal year, the Manager shall allocate to the Capital Account of the Manager 35 percent of the Profit Sharing Income.

                  6.3. INVESTMENT INCOME OR LOSS. As of the last business day of each fiscal year, Investment Income or Loss, if any, shall be allocated to the Capital Accounts of the Manager and the Members in proportion to each Manager and Member's Capital Account balances as of the last day of such fiscal year (determined before any other allocations of profit and loss) minus such Manager and Member's Initial Capital Contributions. If new Members were admitted during a fiscal year, or if one or more Members withdraws during a fiscal year, the Manager shall allocate amounts representing Investment Income or Loss so as to take into account the varying interests of the Manager and the Members in the Company during such year.

                  6.4. OPERATING INCOME OR LOSS. As of the last business day of each fiscal year, Operating Income or Loss, if any, shall be allocated to the Capital Accounts of the Manager and the Members in proportion to their Capital Account balances as of the last day of such fiscal year. If new Members were admitted during a fiscal year, or if one or more Members withdraws during a fiscal year, the Manager shall allocate amounts representing Operating Income or Loss so as to take into account the varying interests of the Manager and the Members in the Company during such year.

                  6.5. DISTRIBUTIONS TO NON-MEMBERS. As of the last business day of each fiscal year for such fiscal year, the Manager may distribute, in the Manager's sole discretion, up to 65 percent of the Profit Sharing Income attributable to each Fund to any Person or Persons. The amount of Profit Sharing Income available for allocation for such fiscal year pursuant to Section 6.2.1 hereof shall be reduced by the amount of any distribution or distributions made pursuant to this Section 6.5 for such fiscal year.

                  6.6. PROFIT AND LOSS ACCOUNT ALLOCATIONS.

                           6.6.1. As of the last business day of each fiscal
                  year, allocations of profit attributable to the Company's Profit and Loss account in each Fund shall be made as follows:

                           (1) first, if there is a negative balance in such
                  Profit and Loss Account, 100 percent to the Manager's Capital Account to the extent of the amount of profits necessary to cause such Profit and Loss Account to be equal to zero;

                           (2) second, 35 percent to the Manager's Capital
                  Account and 65 percent to the Members' Capital Accounts in proportion to their respective capital contributions credited to such Profit and Loss Account until the amount of such profits equals each Member's capital contribution credited to such Profit and Loss Account; and

                           (3) third, 65 percent among the Capital Accounts of
                  the Members, allocated in the Manager's sole discretion (or such lesser amount pursuant to Section 6.5), and 35 percent to the Capital Account of the Manager.

                           6.6.2. As of the last business day of each fiscal
                  year, allocations of loss attributable to the Company's Profit and Loss Account in each Fund shall be made as follows:

                           (1) first, 35 percent to the Manager's Capital
                  Account and 65 percent to the Members' Capital Accounts in proportion to their respective capital contributions credited to such Profit and Loss Account until the amount of such loss equals each Member's capital contribution credited to such Profit and Loss Account; and

                           (2) second, 100 percent to the Manager's Capital
                  Account.

                  6.7. NO RIGHT TO COMPANY'S PROFIT SHARING. No Member shall have any right to any part of the Company's Profit Sharing Income for any fiscal year, except by virtue of allocations pursuant to Section
         6.2 hereof.

                  6.8. TAX ALLOCATIONS. The income, gains, losses, deductions and credits of the Company shall be allocated for federal, state and local income tax purposes among the Manager and the Members so as to reflect, in the judgment of the Manager, the interests of the Members in the Company set forth in this Agreement. The Manager, in consultation with the Company's tax advisor, is authorized (i) to select such tax allocation methods as may in the Manager's judgment be appropriate to satisfy the requirements of section 704(c) of the Code;
         (ii) to interpret and apply the allocation provisions hereof as providing for a "qualified income offset", "minimum gain chargeback" and such other allocation principles as may be required under section 704 of the Code and applicable regulations (provided that if such principles are applied in making allocations hereunder, subsequent allocations shall be made so as to reverse, to the extent possible in the Manager's judgment, the effect of the application of such principles); (iii) to make special allocations of income or loss to the Manager and Members who redeem all or a portion of their Capital Account balance; (iv) to determine the allocation of specific items of income, gain, loss, deduction and credit of the Company; and (v) to vary any and all of the foregoing allocation provisions to the extent necessary in the judgment of the Manager to comply with section 704 of the Code and applicable regulations. The Manager shall have the power and authority to make all accounting, tax and financial reporting determinations and decisions with respect to the Company.

                  6.9. TAX MATTERS PARTNER. The "tax matters partner" of the Company shall be the Manager or such other Person as the Manager may from time to time designate in writing.

7. DISTRIBUTIONS FROM CAPITAL ACCOUNTS.

                  7.1. MANDATORY DISTRIBUTIONS. The Company shall, upon any Member's request, distribute Profit Sharing Income, if any, and Investment Income, if any, allocated to such Member's Capital Account for a fiscal period on the day such amounts are allocated to such Account. Capital Accounts shall be reduced by amounts so distributed.

                  7.2. DISCRETIONARY REDEMPTIONS. Any Member may request that the Company redeem all or any portion of such Member's Capital Account as of the last business day of any fiscal month. Such redemptions shall be made by the Company in the sole discretion of the Manager.

8. RIGHTS, POWERS AND OBLIGATIONS OF THE MANAGER.

                  8.1. INDEPENDENT ACTIVITIES. The Manager may, notwithstanding the existence of this Agreement, engage in whatever activities it may choose, whether or not such activities are competitive with the activities of the Company, without having or incurring any obligation to offer any interest in such activities to the Company or any party hereto. The Manager may organize and participate as partner, manager, shareholder and/or adviser in one or more partnerships, limited liability companies or corporations which may engage in activities substantially identical to the activities of the Company without any liability therefor.

                  8.2. DUTIES. The Manager shall devote such time to the activities of the Company as it determines is necessary for the efficient carrying on thereof.

                  8.3. LIABILITY OF THE MANAGER. The Manager shall be generally liable for the debts and obligations of the Company; provided, however, that any such liability shall be satisfied first out of the assets of the Company.

                  8.4. REMOVAL OR WITHDRAWAL OF THE MANAGER. A Manager shall cease to be the Manager of the Company:

                           8.4.1. Upon the withdrawal by a Manager upon 30 days'
                  prior written notice to the Members;

                           8.4.2. Immediately following the dissolution of a
                  Manager in corporate, partnership or limited liability company form; or

                           8.4.3. If such Manager has: (i) made an assignment
                  for the benefit of creditors; (ii) filed a voluntary petition in bankruptcy; (iii) been adjudicated a bankrupt or insolvent;
                  (iv) filed a petition or answer seeking for such Manager any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Manager in any proceeding of such nature; or (vi) sought, consented to or acquiesced in the appointment of a trustee, receiver or liquidator of such Manager or of all or any substantial part of such Manager's properties.

9. ADDITIONAL MEMBERS; REMOVAL OR WITHDRAWAL OF MEMBERS; TRANSFERS.

                  9.1. ADMISSION OF ADDITIONAL MEMBERS. The Manager shall have the power to admit additional Members to the Company at any time in its sole discretion.

                  9.2. REMOVAL OF MEMBERS. The Manager shall have the power to remove any Member from the Company at any time in its sole discretion. Such removed Member's interest in the Company shall be determined in the same manner as in Section 9.4.

                  9.3. WITHDRAWAL. Any Member may withdraw from the Company upon 7 days' prior written notice to the Manager.

                  9.4. PAYMENTS TO FORMER MEMBERS. Upon the removal, withdrawal, death or bankruptcy (each, a "Termination") of any Member (each, a "Former Member"):

                           9.4.1. The Manager may, in its sole discretion,
                  allocate amounts to the Capital Account of the Former Member pursuant to Section 6 hereof, the amount of such allocation, if any, to be determined by the Manager in its sole discretion. Such amounts, if any, shall be withdrawn by the Former Member pursuant to Section 7.1 hereof as if such Former Member were a Member.

                           9.4.2. The Former Member will be distributed an
                  amount equal to such Member's Capital Account balance, net of reasonable reserves determined in the Manager's sole discretion, in complete redemption of such Member's interest in the Company on a date (following the date of Termination) to be determined in the sole discretion of the Manager.

                  9.5. TRANSFER OF MEMBERSHIP INTEREST. No Member shall sell, assign, transfer, pledge or otherwise encumber his or its interest in the Company, in its assets or in the profits thereof, except with the consent of the Manager, which may be withheld in the Manager's sole discretion.

10. DISSOLUTION AND WINDING UP OF THE COMPANY.

                  10.1. DISSOLUTION OF THE COMPANY. The Company shall be dissolved upon the first to occur of any of the following events:

                           10.1.1. The Manager ceases to be a Manager pursuant
                  to Section 8.4 unless within 90 days after the occurrence of such event a majority in number of the Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of a substitute Manager to be admitted pursuant to Section 10.2;

                           10.1.2. The vote so to do of the Manager and a
                  majority in number of the Members; or

                           10.1.3. When required by the Act.

                  10.2. ADMISSION OF A SUBSTITUTE MANAGER. If the Manager ceases to be the Manager and a substitute Manager is to be admitted by the Members pursuant to Section 10.1.1 any Member may, promptly after the agreement of the Members to continue as provided in
          Section 10.1.1, nominate a Person for admission as a substitute Manager. Such Person shall not become the Manager unless (i) such Person is admitted by written consent of a majority in number of the Members and (ii) such Person has consented in writing to be bound by the terms of this Agreement and the Company's Certificate of Organization. If such proposed Manager is not admitted, any Member may as soon as practicable thereafter nominate another substitute Manager until a substitute Manager is admitted or the Company has been dissolved pursuant to Section 10.1.2 hereof.

                  10.3. RIGHT TO CONTINUE. The Company shall not be dissolved upon the death, retirement, resignation, removal, expulsion, bankruptcy or dissolution of any Member, or the occurrence of any other event that terminates the continued membership of any Member in the Company.

                  10.4. WINDING UP OF THE COMPANY. Upon dissolution of the Company, the books of the Company shall be closed and appropriate debits and credits to the Capital Accounts of the Manager and the Members shall be made to reflect the allocation of profits and loss attributable to the liquidation of the Company's assets (including, in the case of assets distributed in kind, the allocation of profit and loss that would occur if such assets of the Company were sold at their fair market value). The Manager, or if there is no Manager, a trustee elected by a majority in number of the Members, shall take full account of the Company's assets and liabilities and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom to the extent sufficient therefor (or any unsold assets which shall be valued at their fair market value), shall be applied and distributed in the following order, or as otherwise required to comply with the Act:

                           10.4.1. To creditors, including the Manager and
                  Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company other than liabilities for distributions to the Manager and Members in their capacity as the Manager and Members, respectively;

                           10.4.2. To Members and Former Members in satisfaction
                  of liabilities for distributions provided for hereunder; and

                           10.4.3. To the Manager and Members in accordance with
                  their respective Capital Accounts at the time of the dissolution.

11. POWER OF ATTORNEY.

                  11.1. POWER OF ATTORNEY FOR THE MANAGER. Provided that the action to be taken is in accordance with the terms of this Agreement, each Member hereby makes, constitutes and appoints the Manager and each Person who shall hereafter become a Manager, with full power of substitution and resubstitution, his true and lawful attorney in his name, place and stead and for his use and benefit to sign, execute, certify, acknowledge, swear to, file and record this Agreement and the Company's Certificate of Organization, and to sign, execute, certify, acknowledge, swear to, file and record any and all instruments amending this Agreement and the Company's Certificate of Organization, as now or hereafter amended, that the Manager in its sole discretion deems appropriate including, without limitation, agreements or other instruments or documents (1) to reflect the exercise by the Manager of any of the powers granted to it under this Agreement; (2) to reflect any amendments made to this Agreement and the Company's Certificate of Organization pursuant to this Agreement; (3) to reflect the withdrawal of any Member, in the manner prescribed in this Agreement; and (4) to reflect actions which may be required of the Company or the Members by the laws of any jurisdiction. Each Member authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Member might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

                  11.2. IRREVOCABILITY; EXERCISE; SURVIVAL. The power of attorney granted pursuant to Section 11.1 hereof:

                           11.2.1. Is a special power of attorney coupled with
                  an interest and is irrevocable;

                           11.2.2. May be exercised by such attorney-in-fact by
                  listing all of the Members executing any agreement, certificate, instrument or documents with the single signature of such attorney-in-fact acting as attorney-in-fact for all of them; and

                           11.2.3. Shall survive the delivery of an assignment
                  by a Member of the whole or a portion of his interest in the Company, except that where the purchaser, transferee or assignee thereof has the right to be, or with consent of the Manager is admitted as, a substituted Member, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any such agreement, certificate, instrument or document necessary to effect such substitution.

12. INDEMNIFICATION OF THE MANAGER.

                  12.1. EXCLUSION OF LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS. Anything in this Agreement to the contrary notwithstanding, neither the Manager nor any of its Affiliates, nor any agent or other Person authorized to act for the Company, shall be personally liable for the return of all or any portion of any Member's Capital Contribution, it being expressly understood that any such return shall be made solely from Company assets.

                  12.2. LIMITATION ON LIABILITY OF MANAGER; INDEMNIFICATION. Anything in this Agreement to the contrary notwithstanding, the Manager shall not in any event be liable, responsible or accountable in damages or otherwise to any of the Members or to the Company for, and the Company shall indemnify and save harmless the Manager from, any losses or damages incurred by reason of any act or omission performed or omitted to be performed by the Manager, if the Manager, in good faith, determined that such act was in the best interest of the Company, provided that the foregoing shall not relieve the Manager of liability or indemnity and save the Manager harmless for the Manager's willful misconduct or gross negligence. This limitation of liability, indemnity and hold harmless is for the benefit of the Manager and its Affiliates, and their respective directors, officers and employees. In particular, and without limitation of the foregoing, the Manager shall be entitled to indemnification by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by the Manager in connection with the defense of any suit or action to which the Manager may be made a party by reason of having acted as a Manager, to the fullest extent permitted by the Act. The Manager shall be entitled to receive, upon application therefor, advances to cover the costs of defending any claim or action against it; provided that such advances shall be repaid to the Company, without interest, if the Manager is found by a court of competent jurisdiction to have violated the provisions of this Agreement in such a manner as to not entitle such Manager to payment of such costs.

13. MISCELLANEOUS.

                  13.1. AMENDMENTS. The Manager may amend any provision of this Agreement without the necessity of the consent of any of the Members; PROVIDED, HOWEVER, that an amendment which would (i) result in the loss of any Member's limited liability, (ii) require any Member to contribute additional capital other than as specifically set forth herein, or (iii) alter the provisions of this Section 13.1 shall not be adopted and effective unless it receives the affirmative approval of all Members materially adversely affected by such amendment.

                  13.2. INTERESTED TRANSACTIONS. Each of the parties to this Agreement hereby (a) expressly acknowledges that certain transactions contemplated by this Agreement and powers delegated to the Manager hereunder, including, without limitation, the Manager's right to make certain allocations under Section 6.2, may constitute interested or self-dealing transactions between the Manager and one or more of its Affiliates, (b) expressly acknowledges that the Manager may, and specifically authorizes it (i) to allocate such amounts as it in its sole discretion may determine, to the Capital Accounts of the Manager and its Affiliates pursuant to Section 6.2 and (ii) to distribute such amounts as it in its sole discretion may discretion may determine to Persons who may be Affiliates of the Manager pursuant to Section 6.5; and each of the parties to this Agreement hereby agrees that any such allocations or distributions will not constitute a breach of fiduciary duty by the Manager, and (c) waives, to the fullest extent permitted by law, any rights or claims such party may have against the Manager or its Affiliates arising in connection with the consummation of such transactions or exercise of such powers and that are based on conflict of interest, breach of fiduciary duty or any similar grounds; PROVIDED, HOWEVER, that such waiver shall be effective only to the extent that the Manager or its Affiliates have exercised reasonable business judgment in the consummation of such transactions or exercise of such powers.

                  13.3. VALUATION. Whenever for purposes of this Agreement it is necessary to determine the value of the Company Property, such value shall be determined by the Manager acting in good faith. Any such determination by the Manager shall be conclusive and binding on all Members.

                  13.4. ARBITRATION. The Members and the Manager hereby agree to submit all controversies, claims and matters of difference to arbitration in Boston, Massachusetts, according to the rules and practices of the American Arbitration Association in force at the time of submission. Such arbitration shall be before a panel of 3 arbitrators one of whom is to be selected by each party and a third selected by the arbitrators chosen by the parties. This agreement to arbitrate shall be specifically enforceable. Without limiting the generality of the foregoing, all questions relating to the breach of any obligation, warranty or condition hereunder, and all questions as to whether the right to arbitrate exists shall be considered controversies for the purposes of this section. The award rendered in such proceedings shall be final and binding on all parties to the extent permitted by Massachusetts law and may be entered as a judgment in any court of competent jurisdiction. This paragraph shall not apply, however, to any cause of action which may arise under federal or state securities laws.

                  13.5. SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  13.6. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                  13.7. MASSACHUSETTS LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the choice of law principles thereof.

                  13.8. WAIVER OF ACTION FOR DISSOLUTION OR PARTITION. Each party hereto irrevocably waives during the Term of the Company any right to apply for dissolution of the Company. Each party hereto also irrevocably waives during the Term of the Company and during the period of its liquidation following any dissolution, any right which such party may have to maintain any action for partition with respect to any of the Company Property.

                  13.9. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same document, each of which counterparts shall be an original and all of which shall constitute but one and the same Agreement. The Subscription Agreement of each Member shall, upon acceptance of such Subscription Agreement by the Manager and admission of the subscriber as a Member in the Company, be deemed part of this Agreement, is hereby incorporated herein by reference and may be attached with the Subscription Agreements of all other subscribers to a master copy of this Agreement, which shall constitute the entire executed Limited Liability Company Agreement.

                  13.10. PARTIES IN INTEREST. Each and every covenant, term, provision and agreement herein contained shall be binding upon and inure to the benefit of the heirs, successors, legal representatives and assigns of the respective parties hereto.

                  13.11. TIME. Time is of the essence with respect to this Agreement.

                  13.12. GENDER. All references herein to one gender also include, where appropriate, the other gender. Where appropriate, the singular includes the plural and the plural includes the singular.

                  13.13. AGENT FOR SERVICE OF PROCESS. The Manager shall be the Company's agent for service of process.

                  13.14. INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties.

         IN WITNESS WHEREOF, this Limited Liability Company Agreement of Westfield Partners, L.L.C. has been executed as of the date first written above.

                                     MANAGER
                                     -------
                                     Westfield Capital Management Company, Inc.



                                     By:
                                        ---------------------------------
                                     Name:  Stephen C. Demirjian
                                     Title: Senior Vice President



                                     MEMBERS
                                     -------
                                     By: Westfield Capital Management Company,
                                         Inc., as attorney-in-fact for each such
                                         Member



                                     By:
                                        ---------------------------------
                                     Name:  Stephen C. Demirjian
                                     Title:    Senior Vice President

                                   SCHEDULE I

                                       INITIAL CAPITAL CONTRIBUTIONS
                           -----------------------------------------------------
                           Westfield Technology Fund    Westfield Capital Growth

       MEMBERS             II Limited Partnership    Fund II Limited Partnership
       -------
Arthur J. Bauernfeind             $698.75                     $1,004.40

Stephen C. Demirjian              $698.75                     $1,004.40

C. Michael Hazard                 $698.75                     $1,004.40

William A. Muggia                 $698.75                     $1,004.40

B. Randall Watts                  $698.75                     $1,004.40



     MANAGER                    $1,881.25                     $2,704.15
     -------